EXHIBIT 99.1

AI Company GEDiCube and Renovaro Biosciences Sign Definitive Agreement to Combine

Message from Renovaro Biosciences CEO, The Hon. Mark Dybul, MD

LOS ANGELES, Oct. 2, 2023 (GLOBE NEWSWIRE) –Renovaro Biosciences Inc. (NASDAQ: RENB)

Dear Shareholders,

I am writing to provide you with an update on our recent news of signing a definitive agreement to combine with GEDiCube (GEDiCube Press Release)( Renovaro Press Release) and to share our vision for the promising future of our newly combined company if you, as shareholders, approve the agreement. As we embark on this next chapter, we want to express our appreciation for your ongoing support and investment.

Renovaro Biosciences and GEDiCube strategically decided to combine our two companies just months ago. We believe the combination will accelerate our shared mission to transform medicine and promote healthy longevity through the synergistic applications of advanced AI technology and pioneering biotherapeutics.

The parties intend that I will serve as the CEO of the combined company. I am humbled and honored to serve in that role. I firmly believe that we will achieve far more together than either company could on its own. GEDiCube spent over a decade developing a proprietary AI platform that has already shown accuracy in detecting cancers earlier through analysis of complex molecular data. Renovaro leveraged decades of collective immunology expertise to develop a robust pipeline of novel immunotherapies.

By joining forces, our two technology divisions will collaborate to push new boundaries in precision diagnostics and targeted treatments. At the same time, we will maintain nimble independent operations, allowing each platform to advance rapidly.

I am excited to lead this combined company alongside our esteemed leadership team and board members, who offer unparalleled experience across AI, healthcare, and biotechnology. We share an ambitious vision to leverage AI to improve patient outcomes by detecting diseases sooner and matching treatments more precisely to the individual. We believe that the coming months will be exciting as we prepare to realize this combination's potential and deliver on our commitment to shareholders.

In this letter, I’d like to provide an update on the combined company, our shared vision, our plans for immediate revenue generation, and our opportunities.

Background

GEDiCube and Renovaro Biosciences came together through a shared desire to accelerate innovation in precision medicine. However, our crossing paths was not coincidental. It resulted from a carefully considered strategy to combine strengths and synergize work to elevate patient care by harnessing GEDiCube’s AI technology and its strategic partnerships, including with NVIDIA’s inception platform and Renovaro’s biotechnology.

GEDiCube's founding mission was to enable earlier disease intervention through AI-driven insights. Their proprietary platform using differential multi-omics analysis was honed over a decade to pinpoint molecular patterns that can detect cancer sooner than standard methods. GEDiCube won a prestigious medical technology competition by using it to diagnose lung cancer with remarkable accuracy.

Renovaro was founded to develop powerful new immunotherapies that retrain the body's intrinsic capacity to fight cancer. Despite recent advances, many solid tumors like pancreatic, liver, and triple-negative breast cancer have seen limited improvement in survival rates. Renovaro aimed to change that paradigm using genetically modified allogeneic dendritic cells to stimulate anti-tumor immunity.

As we learned about each technology, it rapidly became apparent that combining Renovaro's immunotherapies with GEDiCube's AI-driven early diagnostic capabilities, its potential to help determine cancers to target for therapy, to monitor the effectiveness of therapy, and even discovering new approaches to treatment could lead to a powerful synergy. More lives could possibly be saved by catching cancers sooner and matching patients with optimal treatments. At the same time, using real-world data, GEDiCube's AI algorithms could guide and accelerate Renovaro's therapy development. The knowledge Renovaro has about key aspects of the immune system that relate to how cancers could respond to treatment, its access to the databases of clinicians and large hospital systems, and the results from its own future clinical trials could help strengthen GEDiCube’s AI technology.

This compelling strategic rationale drove our decision to join forces. Though our platforms are distinct, together, we will collaborate to enhance the productivity and performance of both. United, we believe we can achieve the shared goal of delivering more effective, proactive, and personalized care to the patients who need it.

Introducing The New Company

Our combined company brings together two innovative platforms in AI and biotherapeutics to offer comprehensive solutions spanning early cancer detection, diagnostic insights, and targeted immunotherapies.

GEDiCube contributes an award-winning AI technology that has already shown the ability to detect lung cancer early with 95% accuracy by analyzing complex molecular data. Their proprietary platform searches for patterns across genomics, epigenomics, transcriptomics, and other omics layers to identify informative biomarkers for over 12 cancers so far. With a strategic partnership with NVIDIA to incorporate medical imaging, GEDiCube is pioneering multi-modal AI to improve diagnostic accuracy further. GEDiCube intends to rebrand as Renovaro.AI.

Renovaro’s key strength is an advanced immunotherapy platform focused initially on some of the deadliest solid tumor cancers that have seen only slightly improved survival rates. A patented approach modifies allogeneic dendritic cells to stimulate anti-tumor immunity specific to a patient’s genetic profile. In pancreatic cancer models, this personalized vaccine technology has shown an 80-90% reduction in tumor size. Renovaro expects to start human trials in the second half of 2024.

Our combined company unites renowned leaders in AI and immunotherapy to deliver transformative solutions across the cancer care continuum. I am honored to serve as CEO, bringing decades of global health leadership experience, including previously directing the U.S. President’s Emergency Plan for AIDS Relief (PEPFAR) and the Global Fund to Fight AIDS, Tuberculosis, and Malaria. I am joined by accomplished directors like Gregg Alton, former interim CEO of Gilead Sciences, to help guide our strategy.

Visionary Craig Rhodes, CEO of GEDiCube, former head of Life Sciences for Europe, the Middle East, and North Africa at NVIDIA, and before that, the leader for the AI divisions of Intel and Oracle. His pioneering partnership brings AI to frontline cancer diagnosis and treatment. Craig’s team has already developed proprietary, award-winning technology that can detect lung cancer early with remarkable accuracy. He will lead Renovaro.AI.

Our combined company brings together renowned leaders across AI and immunotherapy, including Dr. Anahid Jewett, Professor and Director of the tumor immunology laboratory at UCLA. Dr. Jewett is nationally and internationally recognized for her groundbreaking contributions to NK cell biology and cancer immunotherapy. Her work developing methods to generate super-charged NK cells is now being used in clinical trials with cancer patients. Dr. Jewett has also conducted pivotal studies using our immunotherapy technology and demonstrated a remarkable 80-90% reduction in pancreatic tumor size in models. Her expertise and involvement are a tremendous asset as we prepare to enter human trials in 2024.

Together, we believe our leadership team offers the expertise to deliver integrated AI solutions for earlier diagnosis and targeted immunotherapies that match treatments more effectively to patients. Our combined capabilities are structured to transform cancer care and detection across the continuum.

The Road Ahead

I am optimistic about the growth trajectory ahead for our combined company, with multiple revenue-generating products expected to begin in 2024.

The AI division intends to launch commercial products for early cancer detection and improved therapy selection in 2024. The rapidly expanding precision medicine market - which is projected to reach $175 billion by 2030 - represents a tremendous opportunity. We believe we are strategically positioned to capture a substantial share of a largely untapped market.

The immunotherapy division plans to start Phase 1/2 trials of our lead asset in the second half of 2024. I believe that this breakthrough approach could possibly lead to emergency use authorization as soon as the end of 2027 following the results of a Phase 2 clinical trial, transforming treatment for cancers with stagnant survival rates like pancreatic cancer.

We are also focused on supplementing our cash position through dilutive and non-dilutive opportunities for pancreatic and other cancers, as well as for AI.

I am confident in our future, defined by life-saving advancements in diagnostic insights and targeted immunotherapies for previously untreatable diseases.

Closing

I want to express my sincere appreciation for your support as shareholders in getting our combined company to this point. Thanks to your ongoing investment, we believe we have the potential to profoundly improve patient outcomes through the intersection of AI and biotechnology.

Upon closing, we intend to leverage our synergistic capabilities and leadership expertise to achieve what neither could alone. We are motivated every day by the patients we can impact with more precise, effective cancer care.

Challenges will lie ahead, as with any company on the cutting edge. However, the need has never been greater for transformative solutions like ours. We believe that we have the vision, technology, and talent to transform how cancer is detected and managed early on.

Together, we have the opportunity and responsibility to fundamentally transform the lives of patients and families across the globe with healthy longevity, and to define the future of medicine.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Renovaro or GEDi Cube expects, believes, or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed Transaction, the expected closing of the proposed Transaction and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance. Information adjusted for the proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the risk that cost savings, synergies and growth from the proposed Transaction may not be fully realized or may take longer to realize than expected; the possibility that shareholders of Renovaro may not approve the issuance of new shares of Renovaro common stock in the proposed Transaction; the risk that a condition to closing of the proposed Transaction may not be satisfied, that either party may terminate the Transaction Agreement or that the closing of the proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed Transaction; the occurrence of any other event, change or other circumstances that could give rise to the termination of the stock purchase agreement relating to the proposed Transaction; the risk that changes in Renovaro’s capital structure and governance could have adverse effects on the market value of its securities and its ability to access the capital markets; the ability of Renovaro to retain its Nasdaq listing; the ability of GEDi Cube to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on GEDi Cube’s operating results and business generally; the risk the proposed Transaction could distract management from ongoing business operations or cause Renovaro and/or GEDi Cube to incur substantial costs; the risk that GEDi Cube may be unable to reduce expenses; the impact of the COVID-19 pandemic, any related economic downturn; the risk of changes in regulations effecting the healthcare industry; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Renovaro’s or GEDi Cube’s control, including those detailed in Renovaro’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on Renovaro’s website at www.renovarobio.com and on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. All forward-looking statements are based on assumptions that Renovaro and GEDi Cube believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither Renovaro nor GEDi Cube undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

About the Companies

GEDi Cube, Intl LTD is pioneering a multi-modal approach for the early detection of cancer and its recurrence involving blood biopsies, imaging, and multiomic analysis. The company has a strategic partnership with NVIDIA, the leader in semiconductors for AI. For more information on GEDi Cube Intl LTD, go to their website at www.gedicube.com

Renovaro Biosciences Inc. has developed advanced cell, gene, and immunotherapy platforms designed to renew the body's natural tumor-fighting capabilities against cancer and infectious diseases. For more information on Renovaro Biosciences Inc., go to its website at www.renovarobio.com.

Contact: ir@renovarobio.com

Source: Renovaro Biosciences Inc.